Exhibit 23.1

M & K CPAS
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1, of Imobolis, Inc., of our report dated June 17, 2010 on our audit of the financial statements of Imobolis, Inc.  as of March 31, 2010 and the related statements of operations, stockholders’ deficit, and cash flows for the period from February 11, 2010 (Inception) to March 31, 2010.

/s/ M & K CPAS, PLLC
M & K CPAS, PLLC
Houston, Texas

www.mkacpas.com

June 17, 2010